PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2024


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:                       $175,000,000

CUSIP Number:                           59018Y BQ3

Interest Rate:                          6.70500%

Original Issue Date:                    October 2, 2000

Stated Maturity Date:                   October 2, 2001

Interest Payment Dates:                 At Maturity

Repayment at the Option
of the Holder:                          The Notes  cannot be repaid prior to the
                                        Stated Maturity Date.

Redemption at the Option
of the Company:                         The Notes  cannot be  redeemed  prior to
                                        the Stated Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                                The Chase Manhattan Bank

Dated:                                  September 26, 2000